American Funds Inflation Linked Bond Fund
May 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$2,812
Class B	$-
Class C	$51
Class T	$-
Class F-1	$232
Class F-2	$2,414
Class F-3	$-
Total	$5,509
Class 529-A	$84
Class 529-B	$-
Class 529-C	$11
Class 529-E	$3
Class 529-T	$-
Class 529-F-1	$9
Class R-1*	$-
Class R-2	$7
Class R-2E	$6
Class R-3	$21
Class R-4	$17
Class R-5	$4
Class R-5E*	$-
Class R-6	$17,088
Total	$17,250
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0865
Class B	$-
Class C	$0.0455
Class T	$-
Class F-1	$0.0897
Class F-2	$0.1004
Class F-3	$-
Class 529-A	$0.0907
Class 529-B	$-
Class 529-C	$0.0547
Class 529-E	$0.0791
Class 529-T	$-
Class 529-F-1	$0.0949
Class R-1	$0.0095
Class R-2	$0.0553
Class R-2E	$0.0905
Class R-3	$0.0834
Class R-4	$0.0872
Class R-5E	$0.0808
Class R-5	$0.0970
Class R-6	$0.1008
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	47,649
Class B	-
Class C	1,584
Class T	1
Class F-1	4,441
Class F-2	24,354
Class F-3	7,813
Total	85,842
Class 529-A	1,438
Class 529-B	-
Class 529-C	326
Class 529-E	46
Class 529-T	1
Class 529-F-1	179
Class R-1	14
Class R-2	219
Class R-2E	69
Class R-3	388
Class R-4	302
Class R-5	96
Class R-5E	116
Class R-6	209,088
Total	212,282
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.77
Class B	$-
Class C	$9.68
Class T	$9.77
Class F-1	$9.77
Class F-2	$9.80
Class F-3	$9.78
Class 529-A	$9.78
Class 529-B	$-
Class 529-C	$9.66
Class 529-E	$9.74
Class 529-T	$9.77
Class 529-F-1	$9.79
Class R-1	$9.74
Class R-2	$9.66
Class R-2E	$9.75
Class R-3	$9.71
Class R-4	$9.77
Class R-5E	$9.78
Class R-5	$9.81
Class R-6	$9.81
* Amount less than one thousand